UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 14, 2024

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 N. 71st Street,
Suite 550 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 573-5340

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	REZI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

Agreement and Plan of Merger

On April 14, 2024, Resideo Technologies, Inc., a Delaware corporation (the “Company”), Pop Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Snap One Holdings Corp., a Delaware corporation (“Snap One”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into Snap One (the “Merger”), with Snap One continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of the Company.

As of the effective time of the Merger (the “Effective Time”), (i) each issued and outstanding share of capital stock of Merger Sub will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and (ii) each issued and outstanding share of common stock of Snap One, par value $0.01 per share (“Snap One Common Stock”) (other than Appraisal Shares (as defined in the Merger Agreement), shares of restricted Snap One Common Stock, and any shares held by Snap One, the Company, Merger Sub or any other direct or indirect wholly owned subsidiary of Snap One or the Company) will be converted into the right to receive $10.75 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

The Merger Agreement also provides that at the Effective Time, the (i) issued and outstanding options, including phantom options, to purchase Snap One Common Stock (all of which are “out-of-the-money”) will be cancelled for no consideration, (ii) issued and outstanding shares of restricted Snap One Common Stock will be cancelled and converted into the right to receive the Merger Consideration, (iii) issued and outstanding restricted stock units, including phantom restricted stock units, covering Snap One Common Stock that are vested immediately prior to the Effective Time (after taking into account any accelerated vesting that occurs immediately prior to, or in connection with, the Effective Time) will be cancelled and converted into the right to receive an amount in cash, without interest, equal to (x) the total number of shares of Snap One Common Stock subject to such restricted stock unit (or phantom restricted stock unit) immediately prior to the Effective Time multiplied by (y) the Merger Consideration, (iv) issued and outstanding performance stock units covering Snap One Company Stock will be assumed by the Company and automatically converted into a Company restricted stock unit award with respect to shares of common stock of the Company, par value $0.001 per share (the “Company Common Stock”), assuming a number of shares of Snap One Common Stock based on target performance (or actual performance with respect to any performance stock units subject to a performance period that has been completed prior to the Effective Time) (the “Converted PSUs”), in each case pursuant to an exchange ratio that is designed to maintain the intrinsic value of the award immediately prior to the Effective Time and (v) issued and outstanding restricted stock units, including phantom restricted stock units, covering Snap One Common Stock that are not vested immediately prior to the Effective Time will be assumed by the Company and automatically converted into a Company restricted stock unit award with respect to shares of Company Common Stock (the “Converted RSUs” and “Converted Phantom RSUs”, as applicable), in each case pursuant to an exchange ratio that is designed to maintain the intrinsic value of the award immediately prior to the Effective Time; provided, that the Converted Phantom RSUs will be settled in cash by reference to the value of shares of Company Common Stock (as of the applicable vesting date). Any fractional shares resulting from the conversion of awards covering Snap One Common Stock into Converted RSUs and Converted Phantom RSUs, as applicable, will be converted into a right to receive an amount in cash at the Effective Time equal to (x) such fractional share multiplied by (y) the Parent Common Stock Value (as defined in the Merger Agreement). Following the Effective Time, the Converted PSUs, Converted RSUs and Converted Phantom RSUs will be subject to the terms of the Company’s Amended and Restated 2018 Stock Incentive Plan and the other terms and conditions (other than the performance vesting conditions) that were previously applicable to the corresponding equity award of Snap One, except as set forth in the Merger Agreement.

The Merger Agreement contains customary representations and warranties and covenants. The closing of the Merger is subject to certain conditions, including (i) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) Snap One having obtained the affirmative vote of a majority of its stockholders in favor of approving and adopting the Merger Agreement, which approval was effected after the execution of the Merger Agreement upon the execution and delivery of the Written Consent (as defined below), (iii) the passage of at least 20 calendar days since Snap One has mailed its information statement to its stockholders, (iv) the absence of any law or judgment prohibiting or making illegal the Merger, (v) there having not occurred a material adverse effect on Snap One, as defined in the Merger Agreement and (vi) other customary conditions. The closing of the Merger is not subject to any financing contingency.

Each of Snap One and the Company has agreed to use its reasonable best efforts to cause the Merger to be consummated, including to obtain consents and authorizations with respect to the HSR Act and any other applicable regulatory laws, subject to the limitations set forth in the Merger Agreement. In lieu of filing a proxy statement and holding a stockholders’ meeting, the Merger Agreement contemplates that Snap One will seek a written consent from its principal stockholders immediately following the signing of the Merger Agreement, who hold in excess of a majority of the issued and outstanding shares of Snap One Common Stock, which such consent shall approve and adopt the Merger Agreement (the “Written Consent”). As of the date hereof, the Written Consent has been executed and delivered by the principal stockholders.

The Merger Agreement contains certain termination rights for each of the parties, including, without limitation, (i) by mutual written consent of Snap One, the Company and Merger Sub, (ii) by either the Company or Snap One if the closing of the Merger has not occurred on or prior to October 15, 2024, as may be extended to January 15, 2025 in accordance with the terms of the Merger Agreement (the “Outside Date”) or (iii) by either the Company or Snap One if the other party has breached its representations, warranties or covenants, subject to certain negotiated materiality qualifications and cure periods as set forth in the Merger Agreement. Upon termination of the Merger Agreement under specified circumstances, Snap One will be required to pay the Company a termination fee of $26,348,250 in cash.

In connection with the execution of the Merger Agreement, the parties to Snap One’s tax receivable agreement have executed a waiver and termination letter providing that such agreement will be terminated at the Effective Time, with no payments owing or being made thereunder, subject to the terms and conditions set forth therein.

This summary of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

The Merger Agreement has been included in this report to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about the Company or Snap One, or any of their respective subsidiaries. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Snap One or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Investment Agreement and Preferred Stock Terms

On April 14, 2024, in connection with the execution of the Merger Agreement, the Company entered into an investment agreement (the “Investment Agreement”) with CD&R Channel Holdings, L.P. (the “CD&R Stockholder” and, together with its affiliated funds, the “CD&R Investors”) and Clayton, Dubilier & Rice Fund XII, L.P. (“CD&R Fund”) (solely for the purpose of limited provisions therein) providing for the purchase by the CD&R Stockholder of shares of Series A Cumulative Convertible Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”) in order to partially finance the aggregate Merger Consideration (the “Investment”). The Preferred Stock will be convertible perpetual participating preferred stock of the Company, with an initial conversion price equal to $26.92, and accrue dividends at a rate of 7.0% per annum, compounded quarterly (payable in cash or in-kind, as described further below). Pursuant to the Investment Agreement, subject to the terms and conditions of the Investment Agreement, the CD&R Stockholder agrees that it will purchase 500,000 shares of Preferred Stock (the “Purchased Shares”) at a purchase price of $1,000 per share for an aggregate purchase price of $500,000,000. The aggregate number of shares of Company Common Stock, into which the Preferred Stock may be converted will initially be equal to 18,573,551 based on the initial conversion price. For purposes of applicable New York Stock Exchange (“NYSE”) rules, under the terms of the Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock, a form of which is attached as Exhibit A to the Investment Agreement (the “Certificate of Designations”), the aggregate number of shares of Company Common Stock into which the Preferred Stock may be converted will be limited such that, upon any such conversion of Preferred Stock, the number of shares of Company Common Stock being issued upon conversion will not cause the holder thereof, when taken together with all other shares of Company Common Stock beneficially owned by such holder at the time of conversion, to beneficially own shares of Company Common Stock exceeding 19.9% of the total voting power of the Company’s voting stock (on an as-converted basis), in each case subject to the maximum number of shares of Company Common Stock that may then be issued in such conversion being in accordance with the listing requirements of the NYSE absent the receipt of stockholder approval (the “Conversion Cap”). The CD&R Stockholder and CD&R Fund are entities affiliated with the investment firm Clayton, Dubilier & Rice LLC.

The consummation of the transactions contemplated by the Investment Agreement is conditioned upon the substantially concurrent closing of the Merger and upon certain other conditions, including (i) the expiration or termination of all applicable waiting periods under the HSR Act, (ii) the absence of any law or governmental authority enjoining, prohibiting or otherwise making illegal the transactions contemplated by the Investment Agreement, and (iii) other customary conditions. The issuance of the Preferred Stock to the CD&R Stockholder pursuant to the Investment Agreement is not subject to approval by the Company’s stockholders. Under the terms of the Investment Agreement, the Company may not, without the prior written consent of the CD&R Stockholder, amend or waive the Merger Agreement in a manner (i) that would have the effect of increasing the Merger Consideration or extending the Outside Date (beyond the extensions contemplated in such definition) or (ii) that is or would be reasonably likely, individually or in the aggregate, to be material and adverse to the Company and its subsidiaries, taken as a whole.

The Preferred Stock will rank senior to the shares of Company Common Stock with respect to dividend rights and with respect to rights on liquidation, winding-up and dissolution. Holders of shares of Preferred Stock will be entitled to dividends which are payable quarterly in arrears, will accrue and accumulate on a daily basis from the issuance date of such shares and are payable at the Company’s option either (i) in cash or (ii) in kind (by adding the dividend to the Accumulated Amount (as defined in the Certificate of Designations) of such shares), at a rate of 7.00% per annum, subject to adjustment as described below and as set forth in the Certificate of Designations. Holders of Preferred Stock are also entitled to receive certain dividends declared or paid on the Company Common Stock on an as-converted basis. No dividends will be payable to holders of shares of Company Common Stock unless the full dividends are paid at the same time to the holders of the Preferred Stock.

Upon the occurrence of a “Triggering Event” (which shall include, but is not limited to, (i) the Company’s failure to pay dividends when required, (ii) the Company’s failure to comply with its obligations under the Certificate of Designations to reserve and keep available for issuance the requisite number of shares of Company Common Stock issuable upon conversion of the Preferred Stock, (iii) the Company taking specified restricted actions without the consent of a majority of the holders of the Preferred Stock, (iv) the Company’s failure to maintain the listing of the Company Common Stock on the NYSE or another national securities exchange or (v) the exercise of any conversion right that would result in the issuance of Additional Excess Conversion Shares (as defined in the Certificate of Designation)), the dividend rate shall become 10% per annum for so long as the Triggering Event remains in effect. At any time during which a Triggering Event is occurring, without the consent of the holders representing at least a majority of the then-issued and outstanding shares of Preferred Stock, no dividends will be declared or paid or set apart for payment, or other distributions declared or made, upon any junior equity securities, including the Company Common Stock.

Holders of the Preferred Stock will have the right, at any time and from time to time, at their option, to convert any or all of its the Preferred Stock, in whole or in part (subject to the Conversion Cap), into fully paid and non-assessable shares of Company Common Stock at the then-effective conversion price, initially equal to $26.92 and subject to adjustment as set forth in the Certificate of Designations and described below. The number of shares of

Company Common Stock into which a share of Preferred Stock will be convertible will be determined by dividing the sum of the Accumulated Amount (as defined in the Certificate of Designations) plus any interim accrued and unpaid dividends on such share of Preferred Stock in effect at the time of conversion, by the conversion price in effect at the time of conversion. The Company may, at its option, require conversion of all (but not less than all) of the outstanding shares of Preferred Stock to Company Common Stock if at any time the Company Common Stock trading price exceeds 200% of the then-effective conversion price for at least 20 out of 30 trailing trading days, subject to the satisfaction of the Common Stock Liquidity Conditions (as defined in the Certificate of Designations).

The conversion price is subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization or similar event. Subject to certain limitations, following the third anniversary of the closing of the Investment, the Company has the option to redeem the outstanding shares of Preferred Stock, in whole or in part, for an aggregate redemption price equal to the two times (2X) the sum of the Accumulated Amount (as defined in the Certificate of Designations) plus any interim accrued and unpaid dividends (calculated at 1X instead of 2X) on such share of Preferred Stock in effect at the time of redemption, subject to the satisfaction of the Common Stock Liquidity Conditions (as defined in the Certificate of Designations), provided that such redemption that is for less than all of the then outstanding shares of Preferred Stock may not result in the CD&R Investor’s beneficial ownership of Company Common Stock (on an as-converted basis) falling below three percent (3%) of the Company Common Stock then outstanding as of such redemption date. In the event of a Change of Control (as defined in the Certificate of Designations), the Company will have the option, pursuant to the terms of the Certificate of Designations, to purchase all (but not less than all) of the outstanding shares of Preferred Stock at a price per share equal to the 150% of the sum of the Accumulated Amount (as defined in the Certificate of Designations) plus any interim accrued and unpaid dividends (calculated at 100% instead of 150%) on such share of Preferred Stock in effect at the time of such purchase.

Holders of the Preferred Stock generally will be entitled to vote with the holders of the shares of Company Common Stock on all matters submitted for a vote of holders of shares of Company Common Stock (voting together with the holders of shares of Company Common Stock as one class) and will be entitled to a number of votes equal to the number of votes to which shares of Company Common Stock issuable upon conversion of such shares of Preferred Stock (subject to the Conversion Cap) would have been entitled (without any limitations based on the Company’s authorized but unissued shares of Company Common Stock) if such shares of Company Common Stock had been outstanding at the time of the applicable vote and related record date.

Additionally, certain matters will require the approval of the holders of a majority of the outstanding Preferred Stock, voting as a separate class, including, without limitation, (1) amendments or modifications to the Company’s charter, by-laws or the Certificate of Designations that would adversely affect the Preferred Stock, (2) authorization, creation, increase in the authorized amount of, or issuance of any class or series of senior or parity equity securities or any security convertible into, or exchangeable or exercisable for, shares of senior or parity equity securities, (3) any increase or decrease in the authorized number of shares of Preferred Stock or the issuance of additional shares of Preferred Stock, (4) amendments to the Company’s debt agreements that would, among other things, adversely affect the Company’s ability to pay dividends in kind on the Preferred Stock, subject to certain exceptions, and (5) adoption of any plan of liquidation, dissolution, or winding up of the Company or filing of any voluntary petition for bankruptcy, receivership or any similar proceeding.

The Investment Agreement provides that, upon closing of the Investment, the CD&R Investors (i) may designate two Company directors, for so long as the CD&R Investors beneficially own Purchased Shares equal to at least 10% of the outstanding shares of Company Common Stock, determined on an as-converted basis and calculated in accordance with the Investment Agreement, and (ii) may designate one Company director, for so long as the CD&R Investors beneficially own Purchased Shares equal to at least 5% but less than 10% of the outstanding shares of Company Common Stock, determined on an as-converted basis and calculated in accordance with the Investment Agreement.

For so long as the CD&R Investors hold Preferred Stock (or shares of Company Common Stock issued upon conversion of the Preferred Stock) representing at least 25% of the shares of Preferred Stock initially issued to the CD&R Stockholder at closing of the Investment, the CD&R Investors will have customary preemptive rights to participate in future equity and equity-linked issuances by the Company up to the extent necessary to maintain its pro rata ownership percentage in the Company, subject to customary exceptions.

The Investment Agreement further provides that, for the longer of 36 months post-closing and 12 months after date on which the CD&R Investors no longer have a designee on the Company’s board of directors (the “Standstill Period”), subject to customary exceptions, the CD&R Investors will be subject to customary standstill restrictions set forth in the Investment Agreement, including restrictions on acquiring additional shares of Company Common Stock that would cause the CD&R Investors to beneficially own more than 19.9% of the then outstanding Company Common Stock (assuming the conversion into Company Common Stock of all shares of Preferred Stock then held by the CD&R Investors).

Subject to certain exceptions, the CD&R Stockholder is restricted from transferring to a non-affiliate the Preferred Stock or any shares of Company Common Stock received upon conversion thereof until the 24-month anniversary of the closing of the Investment. Upon transfer of any Preferred Stock to a person not affiliated with the CD&R Investors, such Preferred Stock must be converted into shares of Company Common Stock at the time of transfer. The CD&R Investors are also restricted at any time from transferring the shares of Preferred Stock initially issued to the CD&R Stockholder or any shares of Company Common Stock received upon conversion thereof to certain prohibited transferees, including persons who would beneficially own, following such transfer, five percent (5%) or more of any class or series of equity investors of the Company, certain specified competitors and certain potential activist investors, subject to specified exceptions.

The Investment Agreement contains customary representations and warranties and covenants, as well as indemnification obligations of each party related to breaches of its respective representations and warranties and covenants. Under the Investment Agreement, prior to the closing of the Investment, the Company is prohibited from, among other things, issuing any shares of capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, of the Company (i) to any private equity sponsor or similar institutional investor or (ii) in an amount exceeding $25,000,000 in the aggregate (subject to certain exceptions set forth in the Investment Agreement), in each case without the prior written consent of the CD&R Stockholder.

The foregoing description of the Investment Agreement (and the form of Certificate of Designations included as Exhibit A thereto) and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement (and the form of Certificate of Designations included as Exhibit A thereto) attached hereto as Exhibit 10.1 and the exhibits thereto, which is incorporated herein by reference.

Registration Rights Agreement

In connection with the Investment Agreement, upon consummation of the Merger, the Company will enter into a registration rights agreement, a form of which is attached as Exhibit B to the Investment Agreement (the “Registration Rights Agreement”) with the CD&R Stockholder, pursuant to which the Company will agree to file a resale shelf registration statement for the benefit of the CD&R Stockholder and its permitted transferees (collectively, the “CD&R Stockholders”), and pursuant to which the CD&R Stockholders may, subject to any restrictions on transfer imposed by the Investment Agreement described above, request that the Company conduct an underwritten offering of, or register, shares of Company Common Stock received upon conversion of Preferred Stock held by the CD&R Stockholders and eligible for registration thereunder (“registrable securities”). The CD&R Stockholders also have customary piggyback registration rights and may request that the Company include their registrable securities in certain future registration statements or offerings of Company Common Stock by the Company. These registration rights will terminate when the CD&R Stockholders no longer own any registrable securities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, a copy of which is attached as Exhibit B to the Investment Agreement attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Debt Commitment Letter

On April 14, 2024, in connection with the execution of the Merger Agreement, the Company entered into a commitment letter (the “Debt Commitment Letter”) with Bank of America, N.A., BofA Securities, Inc., and Morgan Stanley Senior Funding, Inc. (collectively, the “Commitment Parties”). The Debt Commitment Letter provides that the Commitment Parties have agreed to provide the Company with debt financing in connection with the Merger comprised of a senior secured term loan facility in an aggregate principal amount of up to $600.0 million, to be incurred as an incremental term loan under the Company’s existing credit agreement, together with an extension of the maturity date of, and certain modifications to the financial maintenance covenants contained in, the existing revolving credit facility to 2029, in each case on the terms and subject to the conditions set forth in the Debt Commitment Letter. The funding of the debt financing pursuant to the Debt Commitment Letter is contingent on the satisfaction of certain conditions set forth therein, including negotiation and execution of the definitive debt financing agreements contemplated by the Debt Commitment Letter, the Merger being consummated substantially contemporaneously with the initial funding of the debt financing and the Company having received gross proceeds from certain equity offerings (which may include the Investment) in an amount not less than $500.0 million. The proceeds from the debt financing, together with the proceeds from the Investment, will be used by the Company to finance the Merger Consideration and to pay related fees and expenses.

Fifth Amendment to IRA

On April 14, 2024, in connection with the execution of the Merger Agreement and Debt Commitment Letter, a subsidiary of the Company and Honeywell International Inc. entered into an amendment (the “Fifth Amendment”) to the Indemnification and Reimbursement Agreement dated as of October 14, 2018 (as amended, the “IRA”). Pursuant to the Fifth Amendment, among other things, the parties thereto have agreed to conform the ratio for the financial maintenance leverage covenant and certain related definitions in (or incorporated into) the IRA to the corresponding provisions and definitions to be set forth in amended or new revolving credit facility contemplated by the Debt Commitment Letter. The Fifth Amendment will only become effective upon the effectiveness of the amendments to the revolving credit facility contemplated by the Debt Commitment Letter, and if the Merger Agreement is validly terminated in accordance with the terms set forth therein, then the Fifth Amendment shall be and become null and void concurrently with the effectiveness of such valid termination of the Merger Agreement.

Item 2.02.	Results of Operations and Financial Condition.

On April 15, 2024, the Company issued a press release announcing the Company’s execution of the Merger Agreement, which also included the Company’s preliminary expectations are for revenue and adjusted EBITDA for the quarter ended March 30, 2024, which is furnished herewith as Exhibit 99.1. The information furnished pursuant to this Item 2.02, including Exhibit 99., shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 under the heading “Investment Agreement and Preferred Stock Terms” is incorporated herein by reference.

As described in Item 1.01, under the terms of the Investment Agreement, the Company has agreed to issue 500,000 shares of Preferred Stock upon closing of the Merger and the Investment in a private placement of such securities to the CD&R Stockholder in order to partially finance the aggregate Merger Consideration. This issuance and sale will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The CD&R Stockholder has represented that it is an “accredited investor” as defined in Rule 501 under the Securities Act and that the Preferred Stock is being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the securities.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing, among other things, the Company’s execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The forward-looking statements contained in this Form 8-K (including the exhibits thereto) are qualified by the information contained under the heading “Forward-Looking Statements” in the press release furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 (including the exhibits hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Index

Exhibit #	Description

2.1†	Agreement and Plan of Merger, dated as of April 14, 2024, by and among Resideo Technologies, Inc., Pop Acquisition Inc., and Snap One Holdings Corp.

10.1	Investment Agreement, dated as of April 14, 2024, by and among Resideo Technologies, Inc., CD&R Channel Holdings, L.P. and Clayton, Dubilier & Rice Fund XII, L.P. (solely for purposes of Section 4.10 thereof), including the form of Certificate of Designations and Registration Rights Agreement attached as Exhibits A and B thereto, respectively.

99.1	Press Release of Resideo Technologies, Inc., dated April 15, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

†

The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDEO TECHNOLOGIES, INC.

Dated: April 15, 2024	By:	/s/ Jeannine J. Lane
	Name:	Jeannine J. Lane
	Title:	Executive Vice President, General Counsel and Corporate Secretary